Exhibit 99.1

CRUZANI TO ACQUIRE VITAMN INFUSED WATER BEVERAGE COMPANY AS FIRST STEP TO ENTERING NEW INFUSED PRODUCTS MARKET

ATLANTA, Oct. 16, 2018 (GLOBE NEWSWIRE) -- CRUZANI, Inc. (OTC Markets: CZNI), a business development company focused on creating and acquiring global franchise concepts, along with peripheral food-related businesses, is excited to announce that it is finalizing its agreement to acquire an established functional beverage company that has had sales and distribution in major retailers throughout the United States.

Cruzani will be entering the functional beverage market with the acquisition of a popular vitamin enhanced water beverage. This will be the 1st stage of their entry into the infused products market. The acquisition will be filed with the U.S. Securities and Exchange Commission with a FORM 8-K filing, later this week.

Cruzani is also exploring the feasibility of adding a reformulated version of the current beverage line, to include infused CBD which could be launched into various jurisdictions that require non-psychoactive CBD permitting and licensing to legally do so. Cannabidiol (CBD) is the part of the cannabis plant that doesn’t get you “high” like the THC side of the plant. It is typically used for health reasons instead of for recreational purposes. The CBD products are either derived from industrial hemp plants or marijuana plants. Hemp-derived CBD is currently legal in 46 states and The Hemp Business Journal has estimated hemp and CBD food, beverage, and cosmetics will grow to a $1.8 billion market by 2020.

CRUZANI’s CEO, Everett Dickson, commented: “This acquisition will add another dimension to our growing line of product offerings. We are thrilled to continue to expand our image to include enhanced beverage and products. We will continue to look for opportunities to grow this alongside our traditional business lines, which include nearly $7mm in assets and a growing revenue base. This infused vitamin water formulation has already been commercially available. Once the transaction is closed, we will look to “re-launch” it using new distribution channels. We have concluded negotiations on the terms, signed an LOI and are beginning to work on definitive agreements. We expect the transaction to fully close in the next 2-3 weeks.”

Mr. Dickson can be followed on Twitter via https://twitter.com/CruzaniCEO

About CRUZANI, Inc.

CRUZANI Inc., formerly US Highland, Inc., is a franchise development company that builds and acquires popular franchise concepts, and other food related businesses, throughout the United States and International markets. Our management team selects up and coming concepts with substantial growth potential. We bring fresh innovative brands to consumers that have great potential. All of our brands are unique in nature by focusing on niche markets with untapped potential for development. CRUZANI maintains social media accounts for the purposes of SEC Fair Disclosure at www.CRUZANI.com/Cruzani-CEOBlog, https://twitter.com/CruzaniCEO and https://www.facebook.com/Cruzani2216678448562308

Safe Harbor Statement

This communication contains statements that may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of US Highland, Inc. and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully, and the ability to complete beforementioned transactions. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

For More Information

Everett M. Dickson, CEO everettmdickson@gmail.com 3500 Lennox Road, Suite 1500 Atlanta, GA 30326 (404) 419-2253